Exhibit 1.1

NISOURCE INC.

COMMON STOCK, PAR VALUE $0.01 PER SHARE

EQUITY DISTRIBUTION AGREEMENT

May 3, 2017

May 3, 2017

To [                    ]

Ladies and Gentlemen:

NiSource Inc., a Delaware corporation (the “Company”), proposes to issue and sell from time to time shares (the “Shares”) of the Company’s common stock, par value $0.01 per share to or through [                ], as sales agent (the “Manager”) on the terms set forth in this equity distribution agreement (this “Agreement”). The shares of common stock, par value $0.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock”.

The Company has also entered into Equity Distribution Agreements (collectively, the “Alternative Equity Distribution Agreements”), each dated as of even date herewith, with each of Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and [                ] (each, in its capacity as sales agent thereunder, an “Alternative Manager”) for the issuance and sale from time to time through the Alternative Managers of Shares on the terms set forth in the Alternative Equity Distribution Agreements. This Agreement and the Alternative Equity Distribution Agreements are collectively referred to herein as the “Equity Distribution Agreements.” The Company and the Manager understand that the aggregate gross sales price of Shares to be sold pursuant to the Equity Distribution Agreements shall not exceed $500,000,000 in the aggregate (the “Maximum Program Amount”).

The Company may enter into one or more forward stock purchase transactions with each of Morgan Stanley & Co. LLC and an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Forward Purchasers”), as set forth in a master confirmation, each dated as of the date hereof, by and between the Company and the Forward Purchasers, including all provisions incorporated by reference therein (the “Master Forward Confirmation”).

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (File No. 333-214360), including a prospectus, on Form S-3, relating to the securities (the “Shelf Securities”), including the Shares, to be issued from time to time by the Company. The registration statement as of its most recent effective date, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Shelf Securities and filed as part of the Registration Statement, together with any amendments or supplements thereto as of the most recent effective date of the Registration Statement, is hereinafter referred to as the “Basic Prospectus”. “Prospectus Supplement” means the final prospectus supplement, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities

Act on or before the second business day after the date hereof, in the form furnished by the Company to the Manager in connection with the offering of the Shares. Except where the context otherwise requires, “Prospectus” means the Basic Prospectus, as supplemented by the Prospectus Supplement and the most recent Interim Prospectus Supplement (as defined in Section 6(c) below), if any. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act. “Permitted Free Writing Prospectuses” means the documents listed on Schedule I hereto or otherwise approved in writing by the Manager in accordance with Section 6(b), and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement”, “Basic Prospectus”, “Prospectus Supplement”, “Interim Prospectus Supplement” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement”, “amendment” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein (the “Incorporated Documents”).

1. Representations and Warranties. The Company represents and warrants to and agrees with the Manager:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect; and no proceedings for such purpose are pending before or threatened by the Commission. The Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement, and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b) (i) (A) At the respective times the Registration Statement and each amendment thereto became effective, (B) at each deemed effective date with respect to the Manager pursuant to Rule 430B(f)(2) under the Securities Act (each, a “Deemed Effective Time”), (C) as of each time Shares are sold pursuant to this Agreement (each, a “Time of Sale”), (D) at each Settlement Date (as defined below) and (E) at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares (the “Delivery Period”), the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the rules and regulations under the Securities Act; (ii) the Basic Prospectus complied, or will comply, at the time it was, or will be filed, with the Commission, complies as of the date hereof (if filed with the Commission on or prior to the date hereof) and, as of each Time of Sale and at all times during the Delivery Period, will comply in all material respects with the rules and regulations under the Securities Act; (iii) each of the Prospectus Supplement, any Interim Prospectus Supplement and the Prospectus will comply, as of the date that such document is filed with the Commission, as of each Time of Sale, as of each Settlement Date and at all times during the Delivery Period, in all material respects with the rules and regulations under the Securities Act; and (iv) the Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and any further Incorporated Documents so filed and incorporated by reference, when they are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(c) (i) As of the date hereof, at the respective times the Registration Statement and each amendment thereto became effective and at each Deemed Effective Time, the Registration Statement did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) as of each Time of Sale, the Prospectus (as amended and supplemented at such Time of Sale) and any Permitted Free Writing Prospectus then in use, considered together (collectively, the “General Disclosure Package”), did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) as of its date, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iv) at any Settlement Date, the Prospectus (as amended and supplemented at such Settlement Date) did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by the Manager expressly for use in the Prospectus or in the General Disclosure Package.

(d) Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Manager, did not, does not and will not include any material information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus. Each broadly available road show, if any, when considered together with the General Disclosure Package, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except for the Permitted Free Writing Prospectuses, if any, and electronic road shows, if any, furnished to and approved by the Manager in accordance with Section 6(b), the Company has not prepared, used or referred to, and will not, prepare, use or refer to, any free writing prospectus.

(e) (i) (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Shelf Securities in reliance on the exemption of Rule 163 under the Securities Act, the Company was not an “ineligible issuer” as defined in Rule 405 of the Securities Act; and (ii)(A) at the time of filing of the Registration Statement, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and (C) at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405 under the Securities Act.

(f) The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in each of the Registration Statement, the Prospectus and the General Disclosure Package; and the Company is duly qualified to transact business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; all of the issued and outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and nonassessable.

(g) Each significant subsidiary (as defined in Rule 405 under the Securities Act) of the Company (each direct and indirect significant subsidiary of the Company being hereinafter referred to as a “Significant Subsidiary” and all such direct and indirect significant subsidiaries of the Company being hereinafter referred to collectively as the “Significant Subsidiaries”) has been duly incorporated or duly formed and is a validly existing corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation, with power and authority (corporate or limited liability, and other) to own its properties and conduct its business as described in each of the Registration Statement, the Prospectus and the General Disclosure Package; and each Significant Subsidiary is duly qualified to do business as a foreign corporation or limited liability company, as the case may be, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; all of the issued and outstanding capital stock or other equity interests of each Significant Subsidiary has been duly authorized and validly issued and is fully paid and, to the extent applicable, nonassessable; and except as otherwise disclosed in each of the Registration Statement, the Prospectus and the General Disclosure Package, all of the capital stock or other equity interests of each Significant Subsidiary is owned by the Company, directly or through subsidiaries, free from liens, encumbrances and defects.

(h) The Shares and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Shares have been delivered and paid for in accordance with this Agreement, such Shares will have been validly issued, fully paid and nonassessable and will conform to the descriptions thereof contained in each of the Registration Statement, the Prospectus and the General Disclosure Package; and the stockholders of the Company have no preemptive rights with respect to the Shares.

(i) Except for the discounts and commissions payable by the Company to the Manager or any Alternative Manager in connection with the offering of the Shares contemplated herein or in any Alternative Equity Distribution Agreement or as otherwise disclosed in each of the Registration Statement, the Prospectus and the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Manager for a brokerage commission, finder’s fee or other like payment in connection with the sale of the Shares.

(j) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities with the securities registered pursuant to the Registration Statement or with any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(k) The outstanding shares of Common Stock are listed on The New York Stock Exchange (the “Exchange”), and the Shares have been approved for listing on the Exchange, subject to notice of issuance.

(l) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Shares by the Company, except such as have been obtained and made under the Securities Act, and such as may be required under the Federal Power Act, the Exchange Act and state securities laws.

(m) The execution, delivery and performance of this Agreement and the issuance and sale of the Shares will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) the charter or by-laws of the Company or any subsidiary of the Company (each direct and indirect subsidiary of the Company being hereinafter referred to as a “Subsidiary” and all such direct and indirect subsidiaries of the Company being hereinafter referred to collectively as the “Subsidiaries”), (ii) any statute or any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their properties, or (iii) any agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the properties of the Company or any Subsidiary is subject, except in the case of clauses (ii) and (iii) where such violation, breach or default would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties, or results of operations of the Company and the Subsidiaries taken as a whole (“Material Adverse Effect”) and would not materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which would otherwise be material in the context of the sale of the Shares; and the Company has full power and authority to authorize, issue and sell the Shares as contemplated by this Agreement.

(n) This Agreement has been duly authorized, executed and delivered by the Company.

(o) Except as disclosed in each of the Registration Statement, the Prospectus and the General Disclosure Package, the Company and the Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially interfere with the use made or to be made thereof by them or would, individually or in the aggregate, have a Material Adverse Effect; and except as disclosed in each of the Registration Statement, the Prospectus and the General Disclosure Package, the Company and the Subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them or would, individually or in the aggregate, have a Material Adverse Effect.

(p) The Company and the Subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of the Subsidiaries would, individually or in the aggregate, have a Material Adverse Effect.

(q) Except as disclosed in each of the Registration Statement, the Prospectus and the General Disclosure Package, neither the Company nor any Significant Subsidiary has any material contingent liability.

(r) Except as disclosed in each of the Registration Statement, the Prospectus and the General Disclosure Package, there are no pending actions, suits, proceedings or investigations against or affecting the Company or any Subsidiary or any of their respective properties, assets or operations that could, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect or to affect materially and adversely the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Shares; and, to the knowledge of the Company, no such actions, suits, proceedings or investigations are threatened.

(s) The financial statements of the Company included or incorporated by reference in each of the Registration Statement, the Prospectus and the General Disclosure Package present fairly the financial position of the entity presented and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in each of the Registration Statement, the Prospectus and the General Disclosure Package, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis with all other financial statements presented for such entity; and any schedules included or incorporated by reference in each of the Registration Statement, the Prospectus and the General Disclosure Package present fairly the information required to be stated therein. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(t) Except as disclosed in each of the Registration Statement, the Prospectus and the General Disclosure Package, since the date of the latest audited financial statements included or incorporated by reference in each of the Registration Statement, the Prospectus and the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and the Subsidiaries taken as a whole, and, except as disclosed in or contemplated by each of the Registration Statement, the Prospectus and the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(u) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in each of the Registration Statement, the Prospectus and the General Disclosure Package will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

(v) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes and the Company agrees to comply with such Section if prior to the completion of the distribution of the Shares it commences doing such business.

(w) The Company maintains a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(x) The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with the Company’s management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(y) Except for the Alternative Equity Distribution Agreements and as otherwise disclosed in each of the Registration Statement, the Prospectus and the General Disclosure Package, the Company has not entered into any other sales agreements or other similar arrangements with any agent or any other representative in respect of at the market offerings of the Shares in accordance with Rule 415(a)(4) under the Securities Act.

(z) (i) None of the Company or any of the Subsidiaries or any director or officer thereof, or, to the Company’s knowledge, any employee, agent or representative thereof, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Company and the Subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Company nor the Subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(aa) The operations of the Company and the Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the

applicable anti-money laundering statutes of jurisdictions where the Company and the Subsidiaries conduct business, the rules and regulations thereunder and any applicable related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(bb) (i) None of the Company or any Subsidiary or any director or officer thereof, or, to the Company’s knowledge, any employee, agent, affiliate or representative thereof, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

(ii) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) For the past 5 years, the Company and the Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

2. Sale of Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Manager agree that the Company may from time to time seek to sell Shares through the Manager, acting as sales agent as follows:

(a) The Company may submit its orders on any single day to only the Manager or any one of the Alternative Managers (as provided in this Section 2(a)), and, if it determines to sell through the Manager, shall instruct the Manager by telephone (including any price, time or size limits or other customary parameters or conditions) to sell Shares on any Trading Day (as defined herein) which order shall be confirmed by the Manager (and accepted by the Company) by electronic mail using a form substantially similar to that attached hereto as Exhibit A. As used herein, “Trading Day” shall mean any trading day on the Exchange, other than a day on which the Exchange is scheduled to close prior to its regular weekday closing time. The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares pursuant to this Agreement or the Alternative Equity Distribution Agreements shall be effected by or through only the Manager or an Alternative Manager on any single day, but in no event by more than one, and the Company shall in no event request that the Manager and the Alternative Managers sell Shares on the same day.

(b) Subject to the terms and conditions hereof, the Manager shall use its commercially reasonable efforts to execute any Company order submitted to it hereunder to sell Shares and with respect to which the Manager has agreed to act as sales agent. The Company acknowledges and agrees that (i) there can be no assurance that the Manager will be successful in selling the Shares, (ii) the Manager will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason and (iii) the Manager shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement.

(c) The Company shall not authorize the issuance and sale of, and the Manager shall not sell, any Share at a price lower than the minimum price therefor designated by the Company pursuant to Section 2(a) above. In addition, the Company or the Manager may, upon notice to the other party hereto by telephone (confirmed promptly by email or facsimile), suspend an offering of the Shares pursuant to this Agreement; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice. Under no circumstances shall the aggregate offering price of Shares sold pursuant to this Agreement and the Alternative Equity Distribution Agreements exceed the Maximum Program Amount.

(d) The Manager shall provide written confirmation (which may be by facsimile or email) to the Company following the close of trading on the Exchange each day in which Shares are sold under this Agreement setting forth (i) the amount of Shares sold on such day, (ii) the price or prices at which such Shares were sold on such day, (iii) the gross offering proceeds received from such sale, and (iv) the commission payable by the Company to the Manager with respect to such sales.

(e) At each Time of Sale, Settlement Date and Representation Date (as defined below), the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement. Any obligation of the Manager to use its commercially reasonable efforts to sell the Shares on behalf of the Company as sales agent shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 5 of this Agreement.

(f) Notwithstanding any other provision of this Agreement, the Company and the Manager agree that no sales of Shares shall take place, the Company shall not request the sales of any Shares that would be sold, and the Manager shall not be obligated to sell or offer to sell Shares, during any period in which the Company’s insider trading policy, as it exists on the date of such sale of Shares, would prohibit the purchase or sale of Common Stock by persons subject to such policy, or during any other period in which the Company is, or believes it could be deemed to be, in possession of material non-public information.

3. Fee. (a) The compensation to the Manager for sales of the Shares with respect to which the Manager acts as sales agent hereunder shall be an amount not to exceed 2.00% of the gross offering proceeds of the Shares sold pursuant to this Agreement.

(b) If this Agreement is terminated by the Company prior to December 31, 2018 in accordance with the provisions of Section 10 and, at the time of the Company’s notice of termination, the gross purchase price of the Shares sold pursuant to this Agreement is less than $100,000,000, the Company shall reimburse the Manager for all of its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Manager incurred by it in connection with the offering contemplated by this Agreement.

4. Payment, Delivery and Other Obligations. Settlement for sales of the Shares pursuant to this Agreement will occur on the third Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through the Manager for settlement on such date shall be issued and delivered by the Company to the Manager against payment by the Manager of the net proceeds from the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of the Shares by the Company or its transfer agent to the Manager’s or its designee’s account (provided that the Manager shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, in return for payment in same day funds delivered to the account designated by the Company. If the Company, or its transfer agent (if applicable), shall default on its obligation to deliver the Shares on any Settlement Date, the Company shall (i) hold the Manager harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay the Manager any commission, discount or other compensation to which it would otherwise be entitled absent such default.

5. Conditions to the Manager’s Obligations. The obligations of the Manager are subject to the following conditions:

(a) Since the later of (A) the date of this Agreement and (B) the immediately preceding Representation Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of the Subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Subsidiaries, taken as a whole, from the respective dates of the Registration Statement, the Prospectus and the General Disclosure Package that, in the Manager’s judgment, is material and adverse and that makes it, in the Manager’s judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

(b) The Manager shall have received on each date specified in Section 6(l) a certificate, dated such date and signed by an executive officer or treasurer of the Company, to the effect set forth in Sections 5(a)(i) and 5(a)(ii) above and to the effect that (i) the representations and warranties of the Company contained in this Agreement are true and correct as of such date; (ii) the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such date; (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission; (iv) the Prospectus Supplement, any Interim Prospectus Supplement and each Permitted Free Writing Prospectus have been timely filed with the Commission under the Securities Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act), and all requests for additional information on the part of the Commission have been complied with or otherwise satisfied; (v) as of such date and as of each Time of Sale, if any, subsequent to the immediately preceding Representation Date, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (vi) as of such date and as of each Time of Sale, if any, subsequent to the immediately preceding Representation Date, the General Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no such certificate shall apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Manager expressly for use in the General Disclosure Package.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) (x)The Manager shall have received on each date specified in Section 6(m), and on such other dates as may be reasonably requested by the Manager, an opinion of Schiff Hardin LLP, outside counsel for the Company, dated such date, to the effect that:

(i) the Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package and the Prospectus; and the Company is duly qualified to transact business as a foreign corporation and is in good standing under the laws of the State of Indiana;

(ii) each of the Significant Subsidiaries has been duly incorporated and is a corporation validly existing and, where applicable, in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and to conduct its business as described in the General Disclosure Package and the Prospectus; and each Significant Subsidiary is duly qualified to transact business as a foreign corporation in good standing in each of the jurisdictions set forth opposite the name of such Significant Subsidiary on a schedule attached to the opinion;

(iii) the Shares have been duly authorized and when delivered in accordance with the provisions of this Agreement will be validly issued, fully paid and nonassessable and conform as to legal matters in all material respects to the descriptions thereof contained in the General Disclosure Package and the Prospectus; and the stockholders of the Company have no statutory preemptive rights with respect to the Shares;

(iv) to the knowledge of such counsel, based in part upon a review of the stock register of each of NiSource Finance Corp., NiSource Capital Markets, Inc. and Northern Indiana Public Service Company (collectively, the “Specified Subsidiaries”), all of the issued and outstanding capital stock of each of the Specified Subsidiaries is owned by the Company, directly or through subsidiaries. There is no perfected lien upon the outstanding shares of capital stock of any of the Specified Subsidiaries and, to the knowledge of such counsel, there is no other lien, security interest, charge or encumbrance upon the capital stock of any of the Specified Subsidiaries;

(v) this Agreement has been duly authorized, executed and delivered by the Company;

(vi) the execution and delivery by the Company of this Agreement do not, and the performance by the Company of its obligations thereunder, including the issuance and sale of the Shares, will not, (i) violate the certificate or articles of incorporation or by-laws of the Company, (ii) violate any law, rule or regulation applicable to the Company and generally applicable to transactions of the type contemplated by this Agreement undertaken by issuers engaged in businesses similar to the businesses of the Company, (iii) violate any judgment, injunction, order or decree identified by an officer of the Company as material to the Company and the Subsidiaries taken as a whole (which judgments, injunctions, orders and decrees, if any, shall be set forth in a certificate attached to the opinion), or (iv) breach or result in a default under any indenture, mortgage, instrument or agreement which is filed as an exhibit to or filed as an exhibit through incorporation by reference to either the Company’s Annual Report on Form 10-K for the year ended on the December 31 preceding the date of delivery of such opinion or any Quarterly Report on Form 10-Q or Current Report on Form 8-K filed subsequent to the date of such Form 10-K and prior to the date of such opinion;

(vii) the descriptions in the Registration Statement and in the General Disclosure Package and the Prospectus of any statutes, contracts and documents, insofar as such statements purport to constitute summaries of matters of law and legal conclusions with respect thereto, are correct in all material respects; and such counsel do not know of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required;

(viii) there are no contracts, agreements or understandings known to such counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities with the securities registered pursuant to the Registration Statement or with any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act;

(ix) neither the execution and delivery by the Company of this Agreement nor the performance by the Company of its obligations thereunder requires any consent or approval of any nature from or filing with any governmental authority of the State of Indiana or the United States of America, except pursuant to the Securities Act and the Exchange Act, nor is any such consent, approval or filing required by the Delaware General Corporation Law;

(x) the Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended; and

(xi) the Registration Statement has become effective under the Securities Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose or pursuant to Section 8A of the Securities Act against the Company have been instituted or are pending or threatened under the Act, and the Registration Statement on the effective date and the Prospectus, as of the date of this Agreement, and any amendment or supplement thereto, as of its date, complied as to form in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder; such counsel have had no facts come to their attention that have led them to believe that the Registration Statement, as of the effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, that the General Disclosure Package, as of the Time of Sale, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or that the Prospectus, as of its date and as amended or supplemented as of such date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained or incorporated by reference in the Registration Statement, the General Disclosure Package, the Prospectus or any amendment or supplement thereto.

(c)(y) The Manager shall have received on each date specified in Section 6(m), and on such other dates as may be reasonably requested by the Manager, an opinion of the Company’s internal counsel, dated such date, to the effect that:

(i) the descriptions in the Registration Statement and in the General Disclosure Package and the Prospectus of any legal and governmental proceedings insofar as such statements purport to constitute summaries of matters of law and legal conclusions with respect thereto, are correct in all material respects; and such counsel do not know of any legal or governmental proceedings pending to which the Company or any Subsidiary is a party or to which any of their respective properties is subject that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus and are not so described; and

(ii) to the knowledge of such counsel, except as disclosed in the General Disclosure Package and the Prospectus, there are no pending or threatened actions, suits, proceedings or investigations against or affecting the Company or any Subsidiary or any of their respective properties, assets or operations that could reasonably be expected to, individually or in the aggregate, materially and adversely affect the ability of the Company to perform its obligations under this Agreement or which could be reasonably be expected to have a Material Adverse Effect.

The opinions of counsel for the Company described in Sections 5(c)(x) and 5(c)(y) above shall be rendered to the Manager at the request of the Company and shall so state therein.

(d) The Manager shall have received on each date specified in Section 6(n), and on such other dates as may be reasonably requested by the Manager, an opinion of Hunton & Williams LLP, counsel for the Manager, dated such date, in form and substance reasonably satisfactory to the Manager.

(e) The Manager shall have received on each date specified in Section 6(o), a letter dated such date in form and substance satisfactory to the Manager, from Deloitte & Touche LLP, independent public accountants for the Company, (A) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board, (B) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (C) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement, the Prospectus Supplement, the Prospectus or any issuer free writing prospectus, as amended and supplemented to the date of such letter.

(f) All filings with the Commission required by Rule 424 under the Securities Act to have been filed by the Company by each Time of Sale or related Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)).

(g) The Shares shall have been approved for listing on the Exchange, subject only to a notice of issuance at or prior to the applicable Settlement Date.

(h) The Common Stock shall be an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

6. Covenants of the Company. The Company covenants with the Manager as follows:

(a) To the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system, to furnish to the Manager copies of the Registration Statement (excluding exhibits) and copies of the Prospectus (or the Prospectus as amended or supplemented) in such quantities as the Manager may from time to time reasonably request, and, in case the Manager is required to deliver, under the Securities Act (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), a prospectus relating to the Shares after the nine-

month period referred to in Section 10(a)(3) of the Securities Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Securities Act, upon the request of the Manager, and at its own expense, the Company shall prepare and deliver to the Manager as many copies as the Manager may request of an amended Registration Statement or amended or supplemented prospectus complying with Item 512(a) of Regulation S-K or Section 10(a)(3) of the Securities Act, as the case may be.

(b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to the Manager a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Manager reasonably objects (other than (x) any prospectus supplement relating to the offering of Shelf Securities other than the Common Stock or (y) by means of an Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or Registration Statement on Form 8-A or any amendments to any of the foregoing filed with the Commission under the Exchange Act and incorporated or deemed incorporated by references into the Registration Statement or the Prospectus). To furnish to the Manager a copy of each proposed free writing prospectus relating to the Shares to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Manager reasonably objects. Not to take any action that would result in the Manager or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Manager that the Manager otherwise would not have been required to file thereunder.

(c) To file, promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus Supplement and for the duration of the Delivery Period. For the duration of the Delivery Period, to include in its quarterly reports on Form 10-Q, and in its annual reports on Form 10-K, a summary detailing, for the relevant reporting period, (i) the number of Shares sold through the Manager under this Agreement and through the Alternative Managers under the Alternative Equity Distribution Agreements during such fiscal quarterly period, (ii) the net proceeds received by the Company from such sales and (iii) the aggregate compensation deemed paid by the Company with respect to sales of Shares pursuant to this Agreement and the Alternative Equity Distribution Agreements, together with any other information that the Company reasonably believes is required to comply with the Exchange Act or any rules or regulations thereunder (or alternatively, to prepare a prospectus supplement (each, an “Interim Prospectus Supplement”) with such summary information and, at least once a quarter and subject to Section 6(b) above, file such Interim Prospectus Supplement pursuant to Rule 424(b) under the Securities Act (and within the time periods required by Rule 424(b) and Rules 430A, 430B or 430C under the Securities Act)).

(d) To file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Securities Act and to provide copies of the Prospectus and such Prospectus Supplement and each Permitted Free Writing Prospectus (in each case, to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto) to the Manager via electronic mail in “.pdf” format on such filing date to an electronic mail account designated by the Manager and, at the Manager’s request, to also furnish copies of the Prospectus and such Prospectus Supplement to the Exchange and each other exchange or market on which sales of the Shares were effected, in each case, as may be required by the rules or regulations of the Exchange or such other exchange or market.

(e) During the Delivery Period to advise the Manager, promptly after it receives notice thereof, of the issuance of any stop order by the Commission, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any order preventing or suspending the use of any prospectus relating to the Shares or suspending any such qualification, to promptly use its best efforts to obtain its withdrawal.

(f) If, after the date hereof and during the Delivery Period, either (i) any event shall occur or condition exist as a result of which the Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file any document in order to comply with the Securities Act or the Exchange Act, to promptly advise the Manager by telephone (with confirmation in writing or electronic mail) and to promptly prepare and file, subject to Section 6(b) above, with the Commission an amendment or supplement to the Registration Statement or the Prospectus which will correct such statement or omission or effect such compliance and, to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system, to furnish to the Manager as many copies as the Manager may reasonably request of such amendment or supplement.

(g) To use commercially reasonable efforts, to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Manager shall reasonably request and to continue such qualifications in effect so long as necessary under such laws for the distribution of the Shares.

(h) To make generally available to the Company’s security holders and to the Manager as soon as practicable an earnings statement covering a period of at least 12 months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Prospectus Supplement, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Manager, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) above, including filing fees and the reasonable fees and disbursements of counsel for the Manager in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Manager incurred in connection with the initial documentation of the offering contemplated by this Agreement, including any review and qualification by the Financial Industry Regulatory Authority, Inc. (up to, together with the expenses and fees pursuant to Section 6(i) of the Alternative Equity Distribution Agreements, $210,000 in the aggregate), (v) all costs and expenses incident to listing the Shares on the Exchange, (vi) the costs and charges of any transfer agent, registrar or depositary, and (vii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section 6, Section 3(b) and Section 8, the Manager will pay all of its costs and expenses, including any advertising expenses connected with any offers the Manager may make.

(j) If the third anniversary of the initial effective date of the Registration Statement occurs before all the Shares have been sold, prior to such third anniversary, to file, subject to Section 6(b), a new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue without interruption (references herein to the Registration Statement shall include the new registration statement declared effective by the Commission).

(k) To use its commercially reasonable efforts to cause the Shares to be listed for trading on the Exchange; (ii) to reserve and keep available at all times, free of pre-emptive rights, Shares for the purpose of enabling the Company to satisfy its obligations under this Agreement; and (iii) to engage and maintain, at its expense, a registrar and transfer agent for the Shares.

(l) Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than a prospectus supplement relating solely to the offering of Shelf Securities other than the Shares), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K) or (iii) the Manager reasonably requests (such commencement date (and any such recommencement date, if applicable) and each such date referred to in (i), (ii) and (iii) above, a “Representation Date”), to furnish or cause to be furnished to the Manager forthwith a certificate dated and delivered as of such date, in form reasonably satisfactory to the Manager, to the effect that the statements contained in the certificate referred to in Section 5(b) of this Agreement are true and correct at the time of such commencement, recommencement, amendment, supplement or filing, as the case may be, as though made at and as of such time modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate. For avoidance of doubt, the time at which the Registration Statement is amended solely to reflect the registration of debt securities or guarantees of the Company shall not be deemed a Representation Date.

(m) On each Representation Date, the Company shall cause to be furnished to the Manager, dated as of such date, in form and substance satisfactory to the Manager, the written opinion of Schiff Hardin LLP, outside counsel for the Company, and the written opinion of the Company’s internal counsel, each as described in Section 5(c), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(n) On each Representation Date, Hunton & Williams LLP, counsel to the Manager, shall furnish to the Manager a written opinion, dated as of such date in form and substance reasonably satisfactory to the Manager.

With respect to Sections 6(m) and 6(n) above, in lieu of delivering such an opinion for dates subsequent to the commencement of the offering of the Shares under this Agreement such counsel may furnish the Manager with a letter (a “Reliance Letter”) to the effect that the Manager may rely on a prior opinion delivered under Section 6(m) or Section 6(n), as the case may be, to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such subsequent date).

(o) Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus is amended or supplemented to include additional financial information, (ii) the Company files an annual report on Form 10-K or quarterly report on Form 10-Q, (iii) there is furnished with the Commission by the Company any document which contains financial information, including any earnings release, or there is filed with the Commission any document (other than an annual report on Form 10-K or quarterly report on Form 10-Q) incorporated by reference into the Prospectus which contains additional or amended financial information or (iv) on such other dates as may be reasonably requested by the Manager, Deloitte & Touche LLP, independent public accountants of the Company, shall deliver to the Manager the comfort letter(s) described in Section 5(e).

(p) To promptly reply to due diligence inquiries from the Manager and its representatives, including, without limitation, furnishing requested materials and making senior management and representatives of the Company’s registered independent accounting firm available for due diligence conference calls, upon the reasonable request of the Manager.

(q) That it consents to the Manager trading in the Common Stock for the Manager’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement.

(r) That each acceptance by the Company of an offer to purchase the Shares hereunder shall be deemed to be an affirmation to the Manager that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Time of Sale and the Settlement Date for the Shares relating to such acceptance as though made at and as of each of such dates (except that (i) such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares and (ii) to the extent that such representations and warranties speak as of another date, such representations and warranties shall be true and correct as of such other date).

(s) Prior to instructing the Manager pursuant to Section 2 hereof to make sales on any given day (or as otherwise agreed between the Company and the Manager), an authorized officer of the Company shall have approved the minimum price and maximum number of Shares to be sold on such day which minimum price shall not be less than the minimum consideration determined pursuant to the formula approved by the Company’s Board of Directors.

(t) Not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of the Common Stock or securities convertible into or exchangeable or exercisable for the Common Stock or warrants or other rights to purchase the Common Stock or any other securities of the Company that are substantially similar to the Common Stock or permit the registration under the Securities Act of any shares of the Common Stock, except for (i) the registration of the Shares and the sales through the Manager pursuant to this Agreement or through the Alternative Managers pursuant to the Alternative Equity Distribution Agreements (including sales of borrowed shares of Common Stock by a forward seller in connection with any forward sale), (ii) any shares of Common Stock issued by the Company upon Physical Settlement or Net Share Settlement (each, as defined in the Master Forward Confirmation), (iii) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (iv) any shares of Common Stock or stock units issued or options to purchase

Common Stock granted pursuant to existing employee benefit plans of the Company, including shares of Common Stock issued upon exercise of such options or (v) any shares of Common Stock or stock units issued pursuant to any non-employee director stock plan, dividend reinvestment plan or stock purchase plan of the Company, during the Delivery Period, without (A) giving the Manager at least three business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (B) the Manager suspending activity under this program for such period of time as requested by the Company.

7. Covenants of the Manager. The Manager covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of the Manager that otherwise would not be required to be filed by the Company thereunder, but for the action of the Manager.

8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless the Manager, its directors, officers, employees, agents and affiliates, and each person, if any, who controls the Manager within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, the Prospectus Supplement (including any Interim Prospectus Supplement), the General Disclosure Package, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Manager furnished to the Company in writing by the Manager expressly for use therein.

(b) The Manager agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Manager, but only with reference to information relating to the Manager furnished to the Company in writing by the Manager expressly for use in the Registration Statement, the Prospectus, the Prospectus Supplement (including any Interim Prospectus Supplement), the General Disclosure Package, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or any amendment or supplement thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing (but failure to so notify an indemnifying party as provided in this Section 8(c) shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced (through the forfeiture of substantive rights and defenses) as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement), and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the named parties to any proceeding include the indemnified party and another party, and the indemnified party has legal defenses that the other party does not. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Manager, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Manager, on the other hand, from the offering of the Shares or (ii) if the allocation provided by Section 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 8(d)(i) above but also the relative fault of the Company, on the one hand, and of the Manager, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Manager, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses, if applicable, and, for the avoidance of doubt, without including proceeds from the offering of Shares pursuant to the Alternative Equity Distribution Agreements) received by the Company, on the one hand, bear to the total commissions received by the Manager, on the other hand. The relative fault of the Company, on the one hand, and the Manager, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Manager and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Company and the Manager agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, the Manager shall not be required to contribute any amount in excess of the total compensation received by the Manager in connection with the sale of Shares on behalf of the Company. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Manager, any person controlling the Manager or any affiliate of the Manager or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

10. Termination. (a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party, except that (i) with respect to any pending sale through the Manager for the Company, the obligations of the Company, including, but not limited to, its obligations under Section 4 above, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Section 1, Section 3(b) and Section 8 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) The Manager shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) with respect to any pending sale through the Manager for the Company, the obligations of the Company, including, but not limited to, its obligations under Section 4 above, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Section 1, Section 3(b) and Section 8 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c) This Agreement shall remain in full force and effect until and unless terminated pursuant to Section 10(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement pursuant to this clause (c) shall in all cases be deemed to provide that Section 1, Section 3(b) and Section 8 of this Agreement shall remain in full force and effect.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Manager or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 4.

11. Entire Agreement. (a) This Agreement represents the entire agreement between the Company and the Manager with respect to the preparation of any Registration Statement, Prospectus Supplement or the Prospectus, the conduct of the offering and the sale and distribution of the Shares.

(b) The Company acknowledges that in connection with the offering of the Shares: (i) the Manager has acted and will act at arm’s length and owes no fiduciary duties to, the Company or any other person, (ii) the Manager owes the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Manager may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Manager arising from an alleged breach of fiduciary duty in connection with the sale and distribution of the Shares.

12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Manager shall be delivered, mailed or sent to [            ] (Attn: [●]); and if to the Company shall be delivered, mailed or sent to 801 East 86th Avenue, Merrillville, Indiana 46410, Attention: Shawn Anderson, with a copy to Schiff Hardin LLP, 233 S. Wacker Drive, Suite 6600, Chicago, Illinois 60606, Attention: Robert J. Minkus.

16. No Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by the Company or Manager. Any purported assignment or delegation of rights, duties or obligations hereunder shall be void and of no effect. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and, to the extent provided in Section 8, the controlling persons, officers, directors, employees and agents referred to in Section 8. This Agreement is not intended to confer any rights or benefits on any persons other than as set forth in Section 8 or elsewhere in this Agreement.

[Signature page follows]

Very truly yours, NISOURCE INC.

By:
Name:
Title:

Accepted as of the date first written above [ ] as Manager

By:
Name:
Title:

SCHEDULE I

Permitted Free Writing Prospectuses

I-1

Exhibit A

[[                ] Letterhead]

            , 20

[            ]

[                    ]

Attention:

VIA ELECTRONIC MAIL

TRANSACTION CONFIRMATION

Dear                     :

This Transaction Confirmation sets forth the terms of the agreement of [                    ] (in its capacity as agent for the Company in connection with any sale of Shares thereunder, the “Manager”) with NiSource Inc. (the “Company”) relating to the sale of shares of the Company’s common stock, par value $0.01 per share, having an aggregate gross sales price of up to $500,000,000 pursuant to the Equity Distribution Agreement between the Company and the Manager, dated May 3, 2017 (the “Agreement”). Unless otherwise defined below, capitalized terms defined in the Agreement shall have the same meanings when used herein.

By countersigning or otherwise indicating in writing the Company’s acceptance of this Transaction Confirmation (an “Acceptance”), the Company shall have agreed with the Manager to engage in the following transaction:

[Number of Shares to be sold][Aggregate Gross Price of Shares to be sold]:

Minimum price at which Shares may be sold:

Date(s) on which Shares may be sold:

Compensation to Manager (if different than the Agreement):	+

The transaction set forth in this Transaction Confirmation will not be binding on the Company or the Manager unless and until the Company delivers its Acceptance; provided, however, that neither the Company nor the Manager will be bound by the terms of this Transaction Confirmation unless the Company delivers its Acceptance by          a.m./p.m. (New York time) on [the date hereof             , 20    ].

1

The transaction, if it becomes binding on the parties, shall be subject to all of the representations, warranties, covenants and other terms and conditions of the Agreement, except to the extent amended or modified hereby, all of which are expressly incorporated herein by reference. Each of the representations and warranties set forth in the Agreement shall be deemed to have been made at and as of every Time of Sale, every Settlement Date and every Representation Date.

If the foregoing conforms to your understanding of our agreement, please so indicate your Acceptance by signing below.

Very truly yours, [ ], As Manager

By:
Name:
Title:

2

ACCEPTED as of the date first above written NISOURCE INC.

By:
Name:
Title:

[Note: The Company’s Acceptance may also be evidenced by a separate written acceptance referencing this Transaction Confirmation and delivered in accordance with the Agreement]

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